UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2009

Franklin Electronic Publishers, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13198	22-2476703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Plaza, Burlington, New Jersey	08016-4907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609)386-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01.	OTHER EVENTS.

On January 8, 2009, Franklin Electronic Publishers, Incorporated (the “Registrant”) resolved litigation, pending on appeal before the United States Court of Appeals for the Third Circuit, against Nuance Communications, Inc. (“Nuance”) and Caere Corporation (“Caere”) pursuant to a License and Settlement Agreement (the “Agreement”) with Nuance and Caere. Under the terms of the Agreement, Nuance and Caere have taken a prospective ten-year royalty bearing license for certain linguistic software that is licensed by the Registrant’s Proximity Technology Division and the Registrant has released Nuance and Caere from its pending claims. As a result of entering into the Agreement, the Registrant expects an initial benefit (net of related expenses) to net income of approximately $600,000 in the year ending March 31, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

Date: January 14, 2009	By:	/s/ Frank A. Musto
	Name:	Frank A. Musto
	Title:	Chief Financial Officer